VANDERKAM & ASSOCIATES
                                ATTORNEYS AT LAW
                             1301 TRAVIS, STE. 1200
                                HOUSTON, TX 77002
                                 (713) 547-8900
                            (713) 547-8910 FACSIMILE
                                                               November 17, 2003

Goldtech Mining Corporation
(formerly Egan Systems, Inc.)
4904 Waters Edge Drive, Suite 160
Raleigh, NC 27606

Re:  Form S-8 Registration Statement
Gentlemen:

You have requested that we furnished you our legal opinion with respect to the issuance of 575,000 common shares, $.001 par value of Goldtech Mining Corporation (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), and filed with the Securities and Exchange Commission for he purpose of registering such securities under the Securities Act of 1933:

1. 540,000 shares to Louis DuPrat, Esq. for services rendered to the Company per Agreement dated April 7, 2003.
2. 10,000 shares to Tamara Miller for paralegal services rendered per invoice dated November 14, 2003
3. 12,500 shares to Robert Christian for business advisory services rendered per invoice dated November 14, 2003.
4. 12,500 shares to Hank Vanderkam for legal services rendered per invoice dated November 14, 2003.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that:

1. The company is duly and validly organized and is validly existing and in good standing under the laws of the State of Nevada.
2. The Securities when issued for the legal service rendered, and for the consideration therein, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm.

                                          Sincerely,
                                          VANDERKAM & ASSOCIATES


                                         /s/ Vanderkam & Associates